    POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Andreas Mai, located at 26533 Evergreen Road, Suite 500, Southfield MI 48076, do hereby nominate, constitute and appoint Michael A. Sosin or Patrick Nitkiewicz, with offices at 26533 Evergreen Road, Suite 500, Southfield MI 48076, my true and lawful attorney-in-fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Covisint Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 30th day of August, 2016.

In presence of

Witness

     Christina Mai                             /s/ Andreas Mai
Printed Name                        Signature

  /s/ Christina Mai
Signature

Subscribed and sworn to before me
this 30th day of August, 2016

Notary Public

Adam G. Thomas
Printed Name

/s/ Adam G. Thomas
Signature

Acting in Oakland County,
State of Michigan
My Commission expires: 4/14/2018